UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2007

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, the Compensation Committee established performance criteria for the vesting of 200,000 options held by James E. Riesenbach, Chief Executive Officer and President, and 16,667 options held by Monty A. Houdeshell, Executive Vice President and Chief Financial Officer. The performance criteria are based upon the attainment by the Company of certain revenue, earnings before income taxes, depreciation and amortization (EBITDA) and strategic goals.

On July 19, 2007, the Company entered into a First Amendment to Employment Agreement with Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer, providing for extension of the term of Mr. Amir’s Employment Agreement through July 19, 2009 and for one year renewal periods thereafter.

A copy of the First Amendment to Employment Agreement is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Employment Agreement, dated as of July 19, 2007, between the Company and Ariel Amir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: July 20, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of July 19, 2007, between the Company and Ariel Amir